UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 13, 2007

SOUTHWESTERN ENERGY COMPANY

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-08246	71-0205415
(Commission File Number)	(IRS Employer Identification No.)

2350 N. Sam Houston Pkwy. E., Suite 125, Houston, Texas	77032
(Address of principal executive offices)	(Zip Code)

(281) 618-4700

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

       ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

       ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

       ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

       ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  On December 13, 2007, the Compensation Committee of the Board of Directors of Southwestern Energy Company (the "Company") approved the annual base salaries, cash incentive compensation award levels and long-term incentive compensation awards for fiscal year 2008 of the Company's executive officers after consideration and a review of a number of factors, including but not limited to performance, competitive market data and the recommendations of the Company's outside compensation consultants.  The annual base salaries of the Company's Named Executive Officers as of January 1, 2007 and 2008 are set forth in the table below.  The restricted stock and stock option awards under the 2004 Stock Incentive Plan were granted to the Named Executive Officers on December 13, 2007.  Each of the restricted stock awards included a tax gross-up which was calculated based on $54.36, the closing price of the Company's common stock on December 12, 2007 and each of the restricted stock awards vests ratably over a period of four years.  The exercise price of the stock options is $54.36, the closing price of the Company's common stock on December 12, 2007, and each of the option awards vests ratably over a period of three years.  The table also sets forth the grants of performance units under the Company's 2002 Performance Unit Plan to the Named Executive Officers.  Each performance unit vests in three years and has a target value of $1,000.  The table also sets forth the target annual incentive award and the maximum total annual cash incentive award (i.e., assuming attainment of the maximum performance objectives and the maximum discretionary amount) as a percentage of base salary for 2008 for each Named Executive Officer under the Company's Incentive Compensation Plan:

				2008 Long-Term Incentives		Incentive Compensation Plan
	Salary			Restricted	Performance	2008	2008
	2007	2008	Options	Stock [1]	Units	Target	Max

Harold M. Korell	$550,000	$675,000	39,490	11,000	900	175%	262.5%
President, Chief Executive Officer and Chairman

Greg D. Kerley	$335,000	$420,000	21,940	6,110	500	130%	195%
Executive Vice President & Chief Financial Officer

Richard F. Lane	$335,000	$420,000	21,940	6,110	500	130%	195%
President - SEECO, Inc. and Southwestern Energy Production Company
Executive Vice President, SWN

Mark K. Boling	$297,000	$350,000	12,430	3,460	284	125%	187.5%
Executive Vice President & General Counsel

John D. Thaeler	$240,000	$280,000	8,340	2,320	190	100%	150%
Senior Vice President - SEECO, Inc.

1  Any executive officer who elects to currently recognize income for federal tax purposes with respect to such shares will also receive a cash “tax” bonus, calculated using such officer’s estimated tax rate, with appropriate adjustments to reflect the additional taxable income resulting from the tax bonus.

On December 13, 2007, based upon the recommendation of the Nominating and Governance Committee, and with the approval of the Compensation Committee, the Board of Directors granted each of the Company’s non-employee directors (i) 3,000 non-qualified stock options, in accordance with the 2004 Stock Incentive Plan, and (ii) 800 shares of restricted stock in accordance with the 2004 Stock Incentive Plan, accompanied by a grant of a cash “tax” bonus.   In addition, on December 13, 2007, the Board of Directors increased the annual fee paid to the Chairman of the Retirement Committee from $2,000 to $6,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWESTERN ENERGY COMPANY

Dated: December 18, 2007	By:	/s/ GREG D. KERLEY
	Name:	Greg D. Kerley
	Title:	Executive Vice President and
Chief Financial Officer